Exhibit 99.1

Exela Technologies, Inc. Receives Expected Nasdaq Notice Regarding Late Form 10-Q Filing

IRVING, Texas, November 17, 2023 - Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA, XELAP), a leader in business process automation, announced today that on November 13, 2023, as expected, it received a delinquency notification letter from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company did not timely file its Quarterly Report on Form 10-Q for the three months ended September 30, 2023 (the “Third Quarter 10-Q”). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission on November 13, 2023, the Company was unable to timely file the Third Quarter 10-Q without unreasonable effort or expense by the prescribed due date for such filing.

As previously disclosed, following the Company’s failure to file its Quarterly Report on Form 10-Q for the three months ended June 30, 2023 (the “Second Quarter 10-Q” and, together with the Third Quarter 10-Q, the “Delinquent Reports”), the Company submitted a plan to regain compliance with the Rule (the “Compliance Plan”). As a result of this additional delinquency, Nasdaq granted an exception for the Company to submit an update to the Compliance Plan on or before November 27, 2023, including the Company’s plans to file the Third Quarter Form 10-Q. Any additional exceptions from Nasdaq to allow the Company to regain compliance with the Delinquent Reports will be limited to a maximum of 180 calendar days from the due date of the Second Quarter 10-Q, or February 5, 2024. The Company anticipates filing the Second Quarter 10-Q on or before November 27, 2023, and intends to file Third Quarter 10-Q as soon as reasonably practicable.

About Exela

Exela is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions that improve efficiency, quality, and productivity. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. With foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry solution suites addressing finance & accounting, human capital management, facilities optimization, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Exela is a leader in workflow automation, attended and unattended cognitive automation, digital mailrooms, print communications, and payment processing, with deployments across the globe. Through cloud-enabled platforms, built on a configurable stack of automation modules, and approximately 15,500 employees operating in 21 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading “Risk Factors” in Exela's Annual Report and other securities filings. In addition, forward-looking statements provide Exela's expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela's assessments to change. These forward-looking statements should not be relied upon as representing Exela's assessments as of any date subsequent to the date of this press release.

Investor and/or Media Contacts:

Vincent Kondaveeti
E: vincent.kondaveeti@exelatech.com

Mary Beth Benjamin
E: IR@exelatech.com

Source: Exela Technologies, Inc.